Exhibit 99.1

Clinical Data Call February 19, 2020

This presentation contains forward - looking statements . Such statements are valid only as of today and we disclaim any obligation to update this information . These statements are only estimates and predictions and are subject to known and unknown risks and uncertainties that may cause actual future experiences and results to differ materially from the statements made . These statements are based on our current beliefs and expectations as to such future outcomes . Drug discovery and development involve a high degree of risk . Factors that might cause such a material difference include, among others, uncertainties related to the ability to raise additional capital required to complete the development programs described herein, uncertainties related to the disruptions at our sole supplier of CLR 131 , the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other government regulation, the ability of our pharmaceutical collaborators to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third - party reimbursement . This presentation includes industry and market data that we obtained from industry publications and journals, third-party studies and surveys, internal company studies and surveys, and other publicly available information . Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable . Although we believe the industry and market data to be reliable as of the date of this presentation, this information could prove to be inaccurate . Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties . In addition, we do not know all of the assumptions that were used in preparing the forecasts from the sources relied upon or cited herein . A complete description of risks and uncertainties related to our business is contained in our periodic reports filed with the Securities and Exchange Commission including our Form 10 - K for the year ended December 31 , 2018 . Forward - Looking Statements 2

3 CLR 131 r/r Multiple Myeloma 1 Presentation Topics CLR 131 r/r B - cell Non - Hodgkin’s Lymphoma 2 CLR 131 Two Cycle Dosing Optimization 3 CLR 131 Clinical Development Next Steps 4 Conclusion 5

Multiple Myeloma Epidemiology U.S. and Top 5 EU Prevalence Multiple Myeloma Prevalence in U.S. (~131K 2 ) and Key Global Markets are Projected to Increase Significantly Through 2030 Across All Lines of Therapy 0 1 0 0 , 000 2 0 0 , 000 3 0 0 , 000 2 0 17 2 0 18 2 0 19 2 0 20 2 0 21 2 0 22 2 0 23 2 0 24 2 0 25 2 0 26 Patient Counts by Line of Therapy + 6 8% + 8 3% + 5 1% + 28% 157K 65K 32K 14K Source: Putnam US and EU5 Epidemiology Evolution research, March 2018, Decision Resources Disease Landscape and Forecast; Epidemiology 2018 from Decision Resources. Disease Landscape and Forecast, Kantar Health CancerMPact database and Putnam Associates and internal data. 2. SEER Cancer Statistics Fact Sheet; Myeloma; Accessed April 22, 2019. 1L 2L 3L 4L+ 4

High Unmet Need Remains in Multiple Myeloma General Population Median Survival vs. MM Patient Disease Segments 0 2 4 6 8 10 12 14 16 18 20 >5 prior lines 1-3 prior lines High Risk Post-ASCT High risk Non-transplant eligible/High risk Overall MM 75 yo (general population) 65 yo (general population) Estimated Median Survival (Years) General Population 65 Years of Age 75 Years of Age Opportunity to Improve Survival Multiple Myeloma is an Incurable Disease; Five Year Overall Median Survival MM Disease Segments 5 1 1. High Risk - Most aggressive type with poorer outcome, most difficult to treat and diagnosed based on cytogenetics/FISH test. Several cytogenetic abnormalities such as t(4;14), del(17/17p), t(14;16), t(14;20), non - hyperdiploid karyotype, and gain(1q) were identified that confer poor prognosis (International Myeloma Working Group consens us criteria)

2 nd Line 3 rd Line 4 th Line 45% 30% 15% NDMM No ASCT Early Relapse (1 - 2 prior lines) Late Relapse (>3 prior lines) ~15 - 43% ~30 - 42% <3% 1 st Line ORR 58% NDMM ASCT 2 sCR/CR 3 Induction ~35% Post - ASCT ~45 - 60% High Unmet Need Remains in Multiple Myeloma Overall Response Rate (ORR) & Depth of Response Decreases with Each Relapse 1 Therap i es M - protein (g/dL) 2 5 10 R EL A P S E REL A PSE Ti me ACTIVE MYELOMA Plateau R emission 1. Roman Hajek (April 10th 2013). Strategies for the Treatment of Multiple Myeloma in 2013: Moving Toward the Cure, Multiple Myeloma Roman Hajek, IntechOpen, DOI: 10.5772/55366. 2. Newly diagnosed MM Autologous Stem Cell Transplant 3. Data from Ph III studies or package inserts of SoC therapies; SCT includes RVd, VTd, R Maintenance; No ASCT includes Rd, VMP, DVMP; Early Relapse includes DRd (*PFS not reached) , KRd, IRd, DVd; Late Relapse includes Pd, daratumumab monotherapy. 40% of Eligible 3 rd Line+ Patients Decline Further Treatment Predominantly Due to Treatment Toxicities, Frequent Administration and Limited Clinical Benefits 6

High Unmet Need Remains in Multiple Myeloma

Limited Progression Free Survival (PFS) for Patients in 3rd Line or Later


Disease Progression in Multiple Myeloma (Median PFS)
~5.7 years
~2 - 4+ years
~1 - 3.5 years
~4 months
Progression
NDMM with ASCT
NDMM without ASCT
Second - Third Line
Fourth Line +
Treatment

Significant Opportunity Remains to Improve Clinical Benefits and Provide More Patient Friendly Drug Administration and Treatments

Source: Phase 3 studies or package inserts of SoC therapies; ASCT includes RVd, VTd, R Maintenance; No ASCT includes Rd, RVd, VMP, DVMP, DRd; Early Relapse includes DRd, KRd, ERd, IRd, DVd, Kd; Late Relapse includes Pd, Dara mono, Selinexor; Gandhi, et al. Leukemia 33

7

r/r Multiple Myeloma Competitive Landscape Approved Products 3rd Line or Later Monotherapy Data Used for Approval Overall Response Rate (ORR) - % Progression Free Survival (PFS) - Months Selinexor 25.3 2.3 Daratumumab 29.2 3.7 Pomalidomide 29.2 4 Bortezomib 27.7 3 Carfilzomib 22.9 3 • All approved drugs achieved an ORR between 22.9% and 29.2%; currently little difference reported in Progression Free Survival – All data except Selinexor’s are based upon 3 rd line treatment • CAR - Ts & BCMA antibody drug conjugates have demonstrated increased ORR & PFS – If approved for MM, initial utilization likely in later treatment lines 8

CLR 131 - A Phospholipid Ether Radio - Conjugate Validated Mechanism of Targeted Delivery • Tumor cells utilize lipids at significantly greater quantities than normal tissue – Energy source ( b - oxidation) – Cell membrane production – Signaling molecules • Cellectar’s phospholipid ethers exploit inherent tumor cell need for lipids to provide targeted delivery – Bind to specialized regions on tumor cells that provide more efficient uptake and internalization of lipids • CLR 131 a phospholipid radio - conjugate – Provides delivery of the radioisotope I - 131 – Phase 3 pivotal study ready compound – Demonstrated efficacy in 4 different hematologic cancers in Phase 2 9 Combination of a Validated Delivery Platform and Therapeutic Payload MOA Video Lung tumor

10 CLR 131 r/r Multiple Myeloma Phase 1 1 Study Total Body Dose (TBD) 2 ≤ 30 Minute Infusion 1. Phase 1 - NCT02278315 2. Dose received to the entire body, which is already adjusted for each individual body surface area (m2) 3. Denotes Phase 2 T otal Body Doses Primary Study Endpoints are Safety, Tolerability and Determination of Maximum Tolerated Dose Total Body Dose Cohort 1 Cohort 2 Cohort 3 3 Cohort 4 3 <25mCi <50 - ~50mCi <36mCi <50 - ~50mCi Cohort 5 3 Cohort 6 3 Cohort 7 3 ~50 - ~75mCi ~75mCi ~50 - ~75mCi

CLR 131 r/r MM and NHL Phase 2 1 Study Design U.S. Fast Track Designation Granted for Multiple Myeloma and DLBCL Screening Dose 1 (Day 1) Dose 2 (Day 8) Dose 3 (Day 1) Dose 4 (Day 8) Cycle 1 Cycle 2 Optional Study Days 78 - 180 11 1. Phase 2: NCT02952508 Patients Screened CLL/SLL, MZL, LPL DLBCL MM Follow - up (≥1 yr After Last Dose) Final Efficacy Assessments Interim efficacy assessment by cohort; expansion if ≥20% response rate MM DLBCL CLL/SLL, MZL, LPL MCL MCL

Criteria Total Body Dose <50mCi ( n=10) Total Body Dose ~50mCi ( n=20) Total Body Dose ~75mCi (n=17) Total (n=47) Median Age (Min - Max) 68.5 (55 - 85) 70 (51 - 82) 70 (59 - 83) 70 (51 - 85) Male (%) 50 60 71 62 Median ECOG PS 2 1 1 0.5 1 Median Prior Therapies (Min - Max) 4 (3 - 12) 5 (2 - 13) 5 (3 - 17) 5 (2 - 17) Quad - refractory 3 or Greater (%) 23 (51.1) Median Days Since Last Treatment (Range) 49 (28,485) 69 (22,1035) 54 (13,407) 52 (13,1035) ISS Stage at Diagnosis [n (%)] Stage I 5 (50) 6 (30) 7 (41) 18 (38) Stage II 4 (40) 4 (20) 5 (29) 13 (28) Stage III 0 5 (25) 1 (6) 6 (13) Unknown 1 (10) 5 (25) 4 (24) 10 (21) Cytogenetics at Diagnosis High Risk [n (%)] 2 (20) 6 (30) 6 (35) 14 (30) Unknown [n (%)] 0 3 (15) 3 (18) 6 (13) Median Beta - 2 Macroglobulin (Range) 2.62 (2.09,4.4) 3.9 (1.98,9.49) 2.65 (1.1,4.4) 2.83 (1.1, 9.49) Patient Median Age ~70, Median of 5 Prior Therapies with 51% Quad Refractory or Greater and 30% Diagnosed as High Risk 12 CLR 131 r/r Multiple Myeloma Challenging Patient Population - Characteristics 1 1. Data as of 31Jan2020 2. Eastern Cooperative Oncology Group Performance Status 3. When patients are refractory to 4 therape uti c agents

CLR 131 r/r Multiple Myeloma

Well Tolerated Safety Profile

Treatment Emergent Adverse Events in Multiple Myeloma Patients[1] (>25%) (n=43)

Preferred Term	All Grades			Grade 3			≥ Grade 4		
	< 50mCi n=10 (%)	~50mCi n=20 (%)	~75mCi n=17 (%)	< 50mCi n=10 (%)	~50mCi n=20 (%)	~75mCi n=17 (%)	< 50mCi n=10 (%)	~50mCi n=20 (%)	~75mCi n=17 (%)
Thrombocytopenia	10 (100)	18 (90)	11 (65)	1 (10)	1 (5)	1 (6)	4 (40)	16 (80)	10 (59)
Lymphocyte Count Decreased	10 (100)	13 (65)	6 (35)	6 (60)	4 (20)	5 (29)	4 (40)	7 (35)	1 (6)
Decreased White Blood Cell Count	9 (90)	17 (85)	7 (41)	5 (50)	6 (30)	1 (6)	1 (10)	9 (45)	4 (24)
Anemia	6 (60)	16 (80)	8 (47)	3 (30)	11 (55)	4 (24)	0	0	0
Neutropenia	5 (50)	16 (80)	7 (41)	2 (20)	6 (30)	2 (12)	2 (20)	9(45)	5 (29)
Fatigue	0	10 (50)	9 (53)	0	6 (30)	0	0	0	0
Nausea	3 (30)	7 (35)	0	0	0	0	0	0	0
Hypophosphatemia	4 (40)	7 (35)	0	1 (10)	4 (20)	0	0	0	0
Diarrhea	4 (40)	5 (25)	0	0	0	0	0	0	0
Hypoalbuminemia	3 (30)	6 (30)	0	0	0	0	0	0	0
Hyponatremia	0	6 (30)	0	0	1 (5)	0	0	0	0
Dyspnea	0	6 (30)	0	0	1 (5)	0	0	0	0

- Most frequent TEAEs[2] are cytopenias
- The cytopenias are very predictable and manageable
  - Nadir occurs ~34 days post initial dose; recovery occurs within ~21 days post nadir
- No deaths, cardiotoxicities, liver, renal or neurologic toxicities, keratopathy, etc.

1. Data as of 31Jan2020 2. Treatment Emergent Adverse Events

13

CLR 131 r/r Multiple Myeloma Heavily Pretreated Patient Population - Prior Treatments Total Evaluable Patients n=43 1 MM Prior Therapies - Median (Range) 5 (2,17) Prior Autologous SCT 2 [n (%)] 29 (64%) Exposed n (%) Refractory n (%) Bortezomib 42 (97.7) 24 (57.1) Carfilzomib 17 (39.5) 13 (76.5) Lenalidomide 43 (100) 26 (60.5) Pomalidomide 25 (58.1) 21 (84) Daratumumab 20 (46.5) 20 (100) Refractory to Immediate Prior Therapy 38 (88.4%) Single Class Refractory 43 (100) 42 (97.7) Dual Class Refractory 43 (100) 35 (81.4) Triple Class Refractory 3 20 (46.5) 19 (95) 1. Data as of 31Jan2020 2. Stem Cell Transplant 3. When patients are refractory to proteasome inhibitor, immunomodulatory d rug , and CD38 antibodies 14 • Patients were most often refractory to lenalidomide, pomalidomide, bortezomib, daratumumab • 23% of patients were previously treated in clinical trials (100% refractory to those treatments) 95% of Patients Were Exposed & Refractory to 3 Classes of Drugs, Representing 44% of All Patients Studied

0% 25% 50% 75% 100% Response Rate by Total Body Dose (n=43) PD SD MR PR VGPR CBR 78.6% DCR 100% DCR 100% CBR 45% CBR 40% 10 4 4 1 6 4 DCR 100% CLR 131 r/r Multiple Myeloma Achieves Efficacy Endpoint • 100% of patients achieved stable disease or better (Disease Control Rate) • 85.7% of patients treated experienced tumor reduction at 75mCi Total Body Dose • 76.7% of patients treated experienced tumor reduction across all Total Body Doses • Progression Free Survival – <50mCi Total Body Dose - 3.6 months – ~50mCi and ~75mCi Total Body Dose - Assessment ongoing 1. (CBR) Clinical Benefit Rate measures reduction in tumor by FLC or M protein 2. (DCR) Disease Control Rate - Patients exper iencing stable disease or better 15 <50mCi TBD ~50mCi TBD ~75mCi TBD Percent of Patients 3 5 6

CLR 131 r/r Multiple Myeloma Meets & Exceeds ORR’s Provided For All Prior Approvals • Product profile at 50mCi and 75mCi TBD demonstrates efficacy – Median of 5 prior lines of therapy – Greater than 30% of patients are high risk – 95% of patients exposed to 3 classes of drugs were triple class refractory – Combined ORR for ~50mCi and ~75mCi TBD = 34.5% (95% CI: 24 – 45%) n = 19 n = 13 ~75mCi Total Body Dose Achieves 42.8% ORR 16 Percent of Patients <50mCi TBD ~50mCi TBD ~75mCi TBD 0% n=19 n=14 0% 10% 20% 30% 40% 50% Overall Response Rate 42.8% 2 26.3% 1 1. 95% Confidence Interval (13 – 40%) 2. 95% Confidence Interval (30 – 57%)

-100.0% -75.0% -50.0% -25.0% 0.0% 25.0% 50.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 Overall Response Summary by Total Body Dose <50mCi Total Body Dose ~50mCi Total Body Dose ~75mCi Total Body Dose VGPR PR MR PD SD CLR 131 r/r Multiple Myeloma Fifth Line Median Treatment CLR 131 Demonstrates a Clear Dose Response in r/r MM 17 Percent Reduction by Best Response

0% 10% 20% 30% 40% 50% 60% <50 mCiTBD ~50 mCi TBD ~75 mCi TBD High Risk Patients ORR (n=14) 0% 5% 10% 15% 20% 25% 30% 35% <50 mCiTBD ~50 mCi TBD ~75 mCi TBD Triple Class Refractory Patients ORR (n=19) CLR 131 r/r Multiple Myeloma Patient Subsets with High Unmet Need • 30% of patients are high risk; similar to general MM population • CLR 131 demonstrates dose response in high risk patients – 25% achieve PR or better ~50mCi TBD – 50% achieve PR or better ~75mCi TBD • 44% of study patients triple class refractory • CLR 131 achieves a 33% ORR at both 50mCi and 75mCi TBD 18 <50mCi TBD ~50mCi TBD ~75mCi TBD <50mCi TBD ~50mCi TBD ~75mCi TBD 25% 50% 33% 33%

CLR 131 r/r Multiple Myeloma Data Update Conclusion • Prevalence of MM is increasing in all key global markets • High unmet medical need remains ‒ Overall Response rates, durability of responses and safety/tolerability ‒ 40% of eligible 3 rd line plus patients decline further treatment • CLR 131 tested in a heavily pretreated, high risk & frail patients ‒ 95% of patients exposed to 3 classes of drugs were triple class refractory ‒ 44% of patients studied were triple class refractory • CLR 131 results impressive at either a 50mCi or 75mCi Total Body Dose ‒ 26.3% ORR at ~50mCi Total Body Dose ‒ 42.8% ORR at ~75mCi Total Body Dose ‒ A safe and tolerable profile that is predictable and manageable • CLR 131 dosing optimization may increase ORR, extend durability of response and maintain safety and tolerability profile 19

20 CLR 131 r/r Multiple Myeloma 1 Presentation Topics CLR 131 r/r B - cell Non - Hodgkin’s Lymphoma 2 CLR 131 Two Cycle Dosing Optimization 3 CLR 131 Clinical Development Next Steps 4 Conclusion 5

• Estimated 2019 incidence: 74,200 • Median age at diagnosis: 67 years 2 • Response rates and survival decrease significantly in second or third - line treatment − DLBCL survival in third line is ≤20% − MCL survival in second line is 50% B - cell Lymphoma Epidemiology and Response Rates 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% DLBCL CLL MCL Response Rates First Second Third Poor Response Rates for 3 rd Line DLBCL and 2 nd Line MCL 21 1. Data not available. 2. SEER data – http://seer.cancer.gov/statfacts/html/nhl.html Percent of Patients 90% 64% 20% 22% 40% 80% 90%

CLR 131 r/r Non - Hodgkin’s Lymphoma 1 Patient Characteristics 2 Total Body Dose ~50mCi ( n=12) Total Body Dose ~75mCi ( n=7) Total (n=19) Median Age (Min - Max) 70 (52 - 79) 72 (65 - 86) 70 (52 - 86) Male (%) 47.5 71 55 Median ECOG PS 3 1 1 1 Median Prior Therapies (Min - Max) 3 (1 - 9) 3 (2 - 5) 3 (1 - 9) Median Days Since Last Treatment (Range) 250 (25,1212) 61 (17,2221) 135 (17,2221) Refractory to at Least 1 Prior Treatment (%) 14 (73.7) 1. Non Hodgkin’s Lymphoma patients include: Chronic Lymphocytic Leukemia (CLL); Lymphoplasmacytic Lymphoma (LPL)/Waldenstrom’ s M acroglobulinemia (WM) ; Marginal Zone Lymphoma (MZL); Mantle Cell Lymphoma (MCL); Diffuse Large B - cell Lymphoma (DLBCL) 2. Data as of 31Jan2020 3 . Eastern Cooperative Oncology Group Performance Status • Median age: 70 years • Median prior lines of systemic therapy = 3 • Average bone marrow involvement 23% (Range 1 - 60%) ~74% of Patients Refractory to at Least 1 Prior Treatment 22

CLR 131 in r/r NHL Well Tolerated Safety Profile 1. Lymphoma patients include: Chronic Lymphocytic Leukemia (CLL); Lymphoplasmacytic Lymphoma (LPL); Marginal Zone Lymphoma (M ZL) ; Mantle Cell Lymphoma (MCL); Diffuse Large B - cell Lymphoma (DLBCL) 2. Data as of 31Jan2020 • Predominate TEAEs are cytopenias which are less frequent in patients without bone marrow involvement • No cardiotoxicities, liver or renal toxicities, neurologic toxicities, keratopathy, allergic reactions, etc. 23 Treatment Emergent Adverse Events All Lymphoma 1 Patients 2 (n=19) Preferred Term All Grades Grade 3 > Grade 4 ~50mCi n=12 (%) ~75mCi n=7 (%) ~50mCi n=12 (%) ~75mCi n=7 (%) ~50mCi n=12 (%) ~75mCi n=7 (%) Thrombocytopenia 10 (83) 6 (86) 2 (17) 2 (29) 6 (50) 4 (57) Lymphocyte Count Decreased 3 (25) 0 2 (17) 0 0 0 Decreased White Blood Cell Count 7 (58) 3 (43) 3 (25) 2 (29) 1 (8) 1 (14) Anemia 7 (58) 4 (57) 4 (33) 2 (29) 0 0 Neutropenia 6 (50) 6 (86) 2 (17) 2 (29) 3 (25) 3 (43) Fatigue 9 (75) 3 (43) 4 (33) 1 (14) 0 0 Nausea 3 (25) 2 (29) 0 0 0 0 Decreased Appetite 5 (42) 3 (43) 0 0 0 0 Anxiety 3 (25) 0 0 0 0 0 Weight Decreased 3 (25) 2 (29) 0 0 0 0 Dyspnea 3 (25) 0 2 (17) 0 0 0

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% Phase 2 Response Rates 1 ORR 4 CR 5 ORR ORR CR CR CLR 131 r/r NHL Efficacy in Heavily Pretreated Patients • Diverse, advanced and heavily pretreated patient population – Multiple r/r B - cell lymphoma histologies: DLBCL, transformed DLBCL, CLL/SLL, MZL, MCL, LPL/WM – Median 3 prior lines of systemic therapy – ~47 % of patients were refractory to prior therapy – ~53% of patients were refractory to rituximab • Differentiated safety profile Both ~50mCi & ~75mCi Doses Demonstrate Efficacy in r/r non - Hodgkin’s Lymphoma 24 ~50mCi TBD 2 (n=12) ~75mCi TBD 2 (n=7) Combined (n=19) 1. To date 2. Total Body Dose 3. 95% confidence interval (10 – 60%), (19 - 62%), (29 – 55%) respectively. 4. (Overall Respo nse Rate 5. Complete Response 42% 3 17% 11% 43% 3 42% 3 Percent of Patients

CLR 131 r/r NHL Efficacy by Sub - indications 30% 33% 100% 0% 0% 25% 50% 75% 100% Percent of Patients Responding Overall Response Rates by Indication n=10 n=3 n=4 MCL • Activity demonstrated in both aggressive and indolent NHL disease • 75% of LPL/WM patients were refractory to rituximab or ibrutinib • 70% of DLBCL patients were refractory; 60% to rituximab • 100% of CLL/SLL/MZL patients were refractory to at least one drug; 100% to rituximab • 50% of MCL patients were refractory to at least one drug n=2 25 DLBCL CLL/SLL/MZL LPL/WM

• Female, 52 years old with subpectoral lymph node mass – Germinal cell DLBCL – Single hit: MYC positive; BCL - 2 negative • 3 prior lines of treatment - R - CHOP, RICE and chemotherapeutic combination • Relapse within 10 months of 1 st line treatment, refractory to 2 nd and 3 rd line TRX • Patient continues to be a complete responder; 570+ days post treatment CLR 131 r/r DLBCL Patient Case Study - Complete Response 26 Scan Day 1 Scan Day 90

LPL/WM Epidemiology U.S., Top 5 EU and Asia Prevalence 1. Datamonitor Healthcare; Centers for Disease Control and Prevention, 2017; Ferlay et al., 2018; National Cancer Institute, 201 7; Steingrímsson et al., 2017; United Nations, 2017 2. Leukemia & Lymphoma Society (2018). Waldenstrom Macroglobulinemia Factsheet. https://www.lls.org/sites/default/files/file_assets/waldenstrommacroglobulin emi a.pdf • LPL/WM is an ultra - orphan disease • 2018 incidence ~5,900 worldwide 1 • Annual growth rate projected @ 2.29% • Prevalence forecast to 7,250 by 2027 • Global r/r population estimated to be ~5,250 0 1000 2000 3000 4000 5000 6000 7000 8000 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 LPL/WM Annual Incidence North America Asia Europe Total 27

LPL/WM Market Significant Unmet Treatment Need Remains 0 0.5 1 1.5 2 2.5 3 3.5 4 1st Line 2nd Line Years Median Progression Free Survival Rituximab - based Regimen 2 Ibrutinib - Oral Daily • Similar to Multiple Myeloma, LPL/WM is an incurable disease • There are limited early - line and no late - line treatment options for these patients • Significant adverse events occur with long term use of ibrutinib - discontinuation rate ~30% 3 Early CLR 131 ORR, DOR and Safety Data Exceed Current SOC 4 Progression 1. Treon, Steven P., et al. “Ibrutinib in Previously Treated Waldenström’s Macroglobulinemia.” New England Journal of Medicine , vol. 372, no. 15, 2015, pp. 1430 – 1440., doi:10.1056/nejmoa1501548 2. Dimopoulos, M. A., García - Sanz, R., Gavriatopoulou, M., Morel, P., Kyrtsonis, M. - C., Michalis, E., … Sonneveld, P. (2013). Primary therapy of Waldenström macroglobulinemia (WM) with weekly bortezomib, low - d ose dexamethasone, and rituximab (BDR): long - term results of a phase 2 study of the European Myeloma Network (EMN). Blood, 122(1 9), 3276 – 3282. doi: 10.1182/blood - 2013 - 05 - 503862 3. Narozniak, R. (2020, January 8). Zanubrutinib Faces Off Against Ibrutinib in CLL Trial. Retrieved January 30, 2020, from http s:/ /www.onclive.com/publications/Oncology - live/2020/vol - 21 - no - 1/zanubrutinib - faces - off - against - ibrutinib - in - cll - trial 4 . Second line Standard of Care Ibrutinib has NO Duration of Response 69.1% Achieve 2 Years 1 28

LPL/WM Competitive Landscape

2nd Line or Later Monotherapy - 1 Approved Product

	Overall Response Rate (ORR)	Complete Response Rate
Ibrutinib[1] (n=63)	90.5%	0%
Zanubrutinib[2]	80.8%	0%
Acalabrutinib[3]	93%	0%
Venetoclax (n=30)	86%	0%

- Rituximab combinations are first line treatments
- Ibrutinib is the only drug approved for second line treatment
  - Oral medication taken daily until progression
- No approved or in-development monotherapy has achieved a complete response

1. Treon, Steven P., et al. "Ibrutinib in Previously Treated Waldenström's Macroglobulinemia." *New England Journal of Medicine*, vol. 372, no. 15, 2015, pp. 1430–1440., doi:10.1056/nejmoa1501548
2. BioSpace. (2019, December 16). BeiGene Announces Results of Phase 3 ASPEN Trial of Zanubrutinib Compared to Ibrutinib for the Treatment of Patients with Waldenström's Macroglobulinemia. Retrieved from https://www.biospace.com/article/releases/beigene-announces-results-of-phase-3-aspen-trial-of-zanubrutinib-compared-to-ibrutinib-for-the-treatment-of-patients-with-waldenstrom-s-macroglobulinemia/
3. Owen, R. G., Mccarthy, H., Rule, S., Dsa, S., Thomas, S. K., Tournilhac, O., Furman, R. R. (2020). Acalabrutinib monotherapy in patients with Waldenström macroglobulinemia: a single-arm, multicentre, phase 2 study. The Lancet Haematology, 7(2). doi: 10.1016/s2352-3026(19)30210-8

29

CLR 131 r/r LPL/WM Response Rates 4 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% • CLR 131 demonstrates highly encouraging efficacy ‒ 100% Overall Response Rate; 25% Complete Response Rate • All patients were relapsed or intolerant to ibrutinib and rituximab combinations CLR 131 Only Reported Monotherapy Achieving a Complete Response 30 ORR CR Best Response % of Patients n=4 n=1 100% 25%

CLR 131 r/r LPL/WM Patient Case Study - Complete Response • Baseline pleural effusion & multiple large tumor nodules; third line treatment ‒ Patient was refractory to all previous treatments • Day 187 CT: 100% overall tumor burden reduction & complete resolution of 5/5 tumors • Day 406 CT: Confirmed Complete Response ongoing as of day 764 (DOR >25 months) 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 Screen Day 52 Day 120 Day 186/64 Day 406 Day 764 Tumor Size (mm 2 ) Days from CLR 131 infusion Sub diaphramatic mass Left epicardial mass Aortic bifurcation Right ovary Left ovary Assessment Ongoing Baseline 1 st Dose CT Scan CT Scan Day 64 Post - 2 nd Dose CT Scan Day 52 Post - 1 st Dose Baseline 2 nd Dose CT Scan 31

CLR 131 r/r NHL Data Update Conclusion • CLR 131 tested in heavily pretreated and extremely challenging patients ‒ Median 3 prior lines of systemic therapy ‒ ~47 % of patients were refractory to prior therapy ‒ ~53% of patients were refractory to rituximab • Both the ~50mCi and ~75mCi doses demonstrate efficacy in r/r NHL ‒ ~50mCi achieved a 42% ORR in 12 patients ‒ ~75mCi achieved a 43% ORR in 7 patients ‒ Durable, Complete Response(s) achieved in 2 distinct indications • High unmet medical need in r/r sub - indications such as LPL/WM ‒ No approved or in - development monotherapy has achieved a CR ‒ Ibrutinib is the only drug approved for second line treatment • CLR 131 dosing optimization may increase ORR, extend durability of response and maintain safety and tolerability profile 32

33 CLR 131 r/r Multiple Myeloma 1 Presentation Topics CLR 131 r/r B - cell Non - Hodgkin’s Lymphoma 2 CLR 131 Two Cycle Dosing Optimization 3 CLR 131 Clinical Development Next Steps 4 Conclusion 5

CLR 131 Two Cycle Dosing Optimization

Analysis of Bexxar and DeNardo Data


Rapid Clearance
Slow Clearance
100
Treatment Dose (mCi)
50
75 cGy
1
2
3
4
5
Days


Patients
40
35
30
25
20
15
10
5
0
40
50
60
70
80
90
100
110
120
130
140
150
>150
Millicuries

- To achieve optimal efficacy with iodine-131 (Bexxar), 75cGy identified as target absorbed dose
- To attain the absorbed dose of 75cGy, patients with rapid clearance require higher doses to achieve necessary AUC[1]
- To achieve 75cGy absorbed dose, the majority of patients require 90mCi or greater
  - 70% response rate when 75cGy achieved

Source: Seldin, DW. Techniques for Using Bexxar for the Treatment of Non-Hodgkin's Lymphoma. *J Nuc Med Tech*. 2002; 30(3): 109-114. 1. Area Under the Curve

34

CLR 131 Two Cycle Dosing Optimization

Analysis of Bexxar and DeNardo Data Cont.


600 µCi
400 µCi
300 µCi x 2 (d 0, 3)
300 µCi x 2 (d 0, 7)
300 µCi x 3 (d 0, 3, 7)
Mortality (%)
Tumor Complete Response (%)
600 400 600 600 900
600 400 600 600 900


Platelets
Granulocytes
WBC
HCT
Peripheral Blood Cells (%)
Accumulated ^{131}I (mCi/m^2)
Time (weeks)

- Animal studies demonstrated fractionation allowed for a higher rate of complete tumor response
  - Corroborated by CLR 131 data
- In NHL patients, fractionation also demonstrated an ability to increase the TBD and efficacy without increasing the toxicity
  - Tumor absorbed dose was increased
  - Bone marrow absorbed dose was decreased
- It was determined
  - 2nd fraction administered ~2 weeks post-dose 1
  - 3rd & 4th fraction administered within 8-12 weeks
- This dosing strategy allowed for treatment of patients with significant bone marrow involvement

Source: DeNardo, GL., et al. Rationale, Evidence and Design Considerations for Fractionated Radioimmunotherapy. *Cancer*. 2002; 94(4): 1332 - 1347

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1000 10000 100000 1000000 10000000 100000000 CLR 131 (Median dpm/mL) Time (Days) <50 mCi TBD ~50 mCi TBD ~75 mCi TBD ~100 mCi TBD CLR 131 Two Cycle Dosing Optimization Pharmacokinetics - ~200% Increase of Area Under the Curve • Increased plasma exposure demonstrates increased tumor uptake and responses 1 • Fractions separated by 14 days increases the plasma exposure of first cycle 36 Second Cycle More Than Doubles Plasma Exposure, Further Increasing Tumor Uptake 1. Weichert data <50mCi TBD ~50mCi TBD ~75mCi TBD ~100mCi TBD

-100.0% -75.0% -50.0% -25.0% 0.0% 25.0% 50.0% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 Overall Response Summary by Total Body Dose <50mCi Total Body Dose ~50mCi Total Body Dose ~75mCi Total Body Dose VGPR PR MR PD SD CLR 131 r/r Multiple Myeloma Fifth Line Median Treatment 37 MR to PR PR to CR Patients Receiving a Second Cycle Achieved an Average Additional Reduction of 18% in Efficacy Marker; Opportunity for an Increased Overall Response Percent Reduction by Best Response

CLR 131 r/r Multiple Myeloma

Dosing Optimization with Two Cycles[1]

	~50mCi Total Body Dose	~75mCi Total Body Dose	Two Cycle Fractionated
Overall Response Rate	26.5%	Ongoing: 42.8%	Ongoing
Minimal Response Rate	21.1%	Ongoing: 35.7%	Ongoing
Progression Free Survival	Ongoing	Ongoing	**Ongoing: >10 months**
Duration of Response	Ongoing	Ongoing	**Ongoing: >291 days**

- Two cycle fractionated treatment further increases total body dose which may:
  - Improve response rates, the depth and durability of response and PFS
  - Maintain safety and tolerability profile
- Patients that progress remain responsive to a second cycle

Two Cycle Fractionated Dosing Optimization Could Result in Outcomes Similar to or Better than CAR-Ts & BCMAs

1. Data to date

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39 CLR 131 r/r Multiple Myeloma 1 Presentation Topics CLR 131 r/r B - cell Non - Hodgkin’s Lymphoma 2 CLR 131 Two Cycle Dosing Optimization 3 CLR 131 Clinical Development Next Steps 4 Conclusion 5

Two Cycle Dosing Optimization Screening 40 CLR 131 r/r Hematologic Malignancies Phase 2 Study Extension Day 1 Infusion 1 15 Infusion 2 57 71 Infusion 3 Infusion 4 Cycle 1 Cycle 2 720 360 Follow - up Period 1 Follow - up Period 2 • Protocol extension approved by FDA and investigator sites • Target enrollment of ~10 additional two cycle patients • Anticipate 3Q20 two cycle study update Pivotal Study Initiation Remains on Target for 4Q20

Proposed Pivotal Study Design Program Timing 2 Clinical Costs 2 • Granted U.S. ODD 1 , Fast Track and EU ODD • Relapsed/refractory 5 th line Multiple Myeloma • Pivotal, single - arm (n=75 - 100) – Primary endpoint: Overall Response Rate (ORR) • Pursuing traditional & innovative regulatory strategies • Pivotal study initiation/start - up activities 4Q20 • Estimate 4 years to complete • Pivotal study = $30 million • Eligible for pivotal study SBIR Grant up to $4M 3 Screening 1. Orphan Drug Designation 2. Estimated 3. https://www.grants.gov/web/grants/learn - grants.html 41 CLR 131 Pivotal Study Designs Traditional Study Designs Day 1 Infusion 1 15 Infusion 2 57 71 Infusion 3 Infusion 4 Cycle 1 Cycle 2 720 360 Follow - up Period 1 Follow - up Period 2 Two Cycle Dosing Optimization Proposed Pivotal Study Design • Granted U.S. ODD for LPL/WM • Relapsed/refractory > 2 nd line LPL/WM • Pivotal, single - arm (n=30 - 60) – Primary endpoint: Overall Response Rate (ORR) • Pursuing traditional & innovative regulatory strategies • Pivotal study initiation/start - up activities 4Q20 • Estimate 3 years to complete Program Timing 2 Clinical Costs 2 • Pivotal study = $20 million • Eligible for pivotal study SBIR Grant up to $4M 3 Relapsed/Refractory Multiple Myeloma Relapsed/Refractory LPL/WM

Late - line Hematologic Pivotal Study Expand into Additional Hematologic Indication(s) Evaluate Pre - transplant MRD+ Evaluate Early - line Combination Therapies CLR 131 Adult Hematology Additional Market Opportunities 42 C linical Development Strategy

CLR 131 r/r Multiple Myeloma and NHL Data Update Conclusion • Prevalence of MM and NHL increasing in all key global markets • High unmet medical need remains in r/r MM and NHL • CLR 131 r/r MM and NHL efficacy impressive and consistent in heavily pretreated patients at either a ~50mCi or ~75mCi Total Body Dose ‒ MM: 26.3% ORR at ~50mCi and 42.8% ORR at ~75mCi ‒ NHL: 42% ORR at ~50mCi and 43% ORR at ~75mCi ‒ LPL/WM: 100% ORR • CLR 131 profile is safe and tolerable, predictable and manageable • CLR 131 two cycle dosing optimization may increase ORR, extend durability of response and maintain safety and tolerability profile • Near - term Pivotal Study considerations include r/r MM & LPL/WM • Future CLR 131 adult hematology development considerations include additional indications, pre - transplant MRD+ and combination therapies 43 Initiation of Selected Indication for Pivotal Study Remains on Target for 4Q20